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EX-23.B

CONSENT OF DELOITTE & TOUCHE LLP - ENB

               [LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


INDEPENDENT AUDITOR'S CONSENT


Board of Directors and Shareholders
Enterprise National Bank of Jacksonville
Jacksonville, Florida


We consent to the use in this Registration Statement of Compass bancshares, inc. on Form S-4 of our report dated February 16, 1996, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
November 1, 1996